                                                                  Exhibit 7(a)ii


  AMENDMENT TO FORM OF FACULTATIVE YRT SELF-ADMINISTERED REINSURANCE AGREEMENT


On January 1,1992, Century Life of America (now "CUNA Mutual Life Insurance Company") and Frankona America Life Reassurance Company (now "Scottish Re Life Corporation") entered into a Form of Facultative YRT Self-Administered Reinsurance Agreement (the "Agreement").

On December 31,2007, CUNA Mutual Life Insurance Company will merge into CUNA Mutual Insurance Society.

The parties agree that, effective December 31, 2007; (a) CUNA Mutual Life Insurance Company assigns the Agreement to CUNA Mutual Insurance Society, and
(b) all references to "CUNA Mutual Life Insurance Company" or "Century Life of America" in the Agreement will be changed to "CUNA Mutual Insurance Society."

The parties also agree that all references to Frankona Life Reassurance Company in the Agreement shall be changed to "Scottish Re Life Corporation."



Agreed to and accepted:


CUNA Mutual Insurance Society                    Scottish Re Life Corporation

By: /s/ Steven R. Suleski                        By: /s/ Lonny Meewes
   --------------------------                       --------------------------
Name: Steven R. Suleski                          Name: Lonny Meewes
     ------------------------                         ------------------------
Title: Vice President                            Title: Senior Vice President
      -----------------------                          -----------------------
Date: December 11, 2007                          Date: December 18, 2007
     ------------------------                         ------------------------

                          REINSURANCE MERGER AMENDMENT


This Amendment, made among CUNA MUTUAL INSURANCE SOCIETY, hereinafter called CMIS, CUNA MUTUAL LIFE INSURANCE COMPANY, hereinafter called CMLIC, and Transamerica Occidental Life Insurance Company, hereinafter called Transamerica, hereby amends and is attached to and forms part of Reinsurance Agreement No. 1258-04 (Transamerica's new no. 1058-04), made and entered into by and between CMLIC and TRANSAMERICA, as follows:


          Whereas, CMLIC has merged with CMIS with the intention that CMIS shall take the place of CMLIC as the Ceding Company under the Reinsurance Agreement.


Now, therefore, effective as of December 31,2007,


     1. Notwithstanding any provision in the Reinsurance Agreement to the contrary, TRANSAMERICA hereby accepts CMIS as its contracting party and as the Ceding Company under the Reinsurance Agreement.


     2. CMIS, as the Ceding Company, hereby accepts the terms and conditions of the Reinsurance Agreement, and it hereby assumes all of CMLIC's obligations and liabilities under the Reinsurance Agreement.


     3. Notwithstanding any provision in the Agreement to the contrary, TRANSAMERICA hereby releases and discharges CMLIC from all liability under the Reinsurance Agreement. There is no exception to or limitation to this discharge.


     4. In consideration of TRANSAMERICA'S acceptance of CMIS as the Ceding Company under the Reinsurance Agreement, CMIS agrees that TRANSAMERICA shall be entitled to enforce the Reinsurance Agreement (to the extent that the rights, duties, obligations and liabilities thereunder have been assumed by CMIS) directly against CMIS in respect of such rights, duties, obligations and liabilities as if CMIS had executed and delivered the Reinsurance Agreement instead of CMLIC.

                                                            AMENDMENT CONTINUES.







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Treaty no. 1058-04 (now 1258-04) merger amendment
Effective 12/31/2007

     5. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns, respectively.


This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.


Executed in triplicate by                  Executed in triplicate by
CUNA MUTUAL INSURANCE SOCIETY              TRANSAMERICA OCCIDENTAL LIFE
                                           INSURANCE COMPANY

at City, State, Madison, WI                at Charlotte, NC
on  December 18, 2007                      on  December 14, 2007
   -----------------------------              -----------------------------

By  /s/ Steven R. Suleski                  By /s/ Robin Blackwell
  ------------------------------             ------------------------------
  Title: Vice President,                   Title: 2nd Vice President
         Assoc. General Counsel

By                                         By  /s/ Glenn Cunningham
  ------------------------------             ------------------------------
  Title:                                     Title: Vice President


                       Executed in triplicate by
                       CUNA MUTUAL LIFE INSURANCE COMPANY

                       at   Madison, WI
                       on   December 18, 2007
                          -------------------------------

                       By  /s/ Steven R. Suleski
                          -------------------------------
                          Title: Vice President,
                                 Assoc. General Counsel

                       By
                          -------------------------------
                          Title:















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Treaty no. 1058-04 (now 1258-04) merger amendment
Effective 12/31/2007